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                               EXHIBIT 3.2






                     THE COLONEL'S INTERNATIONAL, INC.

                         (a Michigan Corporation)

                                  BYLAWS







































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                     THE COLONEL'S INTERNATIONAL, INC.

                         (a Michigan Corporation)

                                  BYLAWS

                             TABLE OF CONTENTS


                                                                       PAGE

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     Section 1.     Registered Office and Registered Agent . . . . . . . .1
     Section 2.     Other Offices. . . . . . . . . . . . . . . . . . . . .1

ARTICLE II - MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . .1

     Section 1.     Times and Places of Meetings . . . . . . . . . . . . .1
     Section 2.     Annual Meetings. . . . . . . . . . . . . . . . . . . .1
     Section 3.     Notice of Annual Meeting . . . . . . . . . . . . . . .1
     Section 4.     Business Conducted at Annual Meetings. . . . . . . . .2
     Section 5.     Shareholder List . . . . . . . . . . . . . . . . . . .2
     Section 6.     Special Meetings.  . . . . . . . . . . . . . . . . . .3
     Section 7.     Notice of Special Meetings . . . . . . . . . . . . . .3
     Section 8.     Quorum . . . . . . . . . . . . . . . . . . . . . . . .3
     Section 9.     Vote Required. . . . . . . . . . . . . . . . . . . . .4
     Section 10.    Voting Rights. . . . . . . . . . . . . . . . . . . . .4
     Section 11.    Chairman and Secretary of the Meetings . . . . . . . .4
     Section 12.    Conduct of Meetings. . . . . . . . . . . . . . . . . .4
     Section 13.    Inspectors of Election . . . . . . . . . . . . . . . .5
     Section 14.    Shareholder Action Without Meeting . . . . . . . . . .5

ARTICLE III - DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . .5

     Section 1.(a) Number of Directors . . . . . . . . . . . . . . . . . .5
               (b) Classification. . . . . . . . . . . . . . . . . . . . .6
               (c) Nominations of Director Candidates. . . . . . . . . . .6
               (d) Vacancies and Newly Created Directorships . . . . . . .7
               (e) Removal . . . . . . . . . . . . . . . . . . . . . . . .7

     Section 2.     Powers . . . . . . . . . . . . . . . . . . . . . . . .7
     Section 3.     Compensation of Directors. . . . . . . . . . . . . . .7
     Section 4.     Places of Meetings . . . . . . . . . . . . . . . . . .8
     Section 5.     First Meeting of Newly Elected Board . . . . . . . . .8
     Section 6.     Regular Meetings . . . . . . . . . . . . . . . . . . .8
     Section 7.     Special Meetings . . . . . . . . . . . . . . . . . . .8
     Section 8.     Purpose Need Not be Stated . . . . . . . . . . . . . .8
     Section 9.     Quorum . . . . . . . . . . . . . . . . . . . . . . . .8

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     Section 10.    Action Without a Meeting . . . . . . . . . . . . . . .8
     Section 11.    Meeting by Telephone or Similar Equipment. . . . . . .8
     Section 12.    Written Notice . . . . . . . . . . . . . . . . . . . .9
     Section 13.    Waiver of Notice . . . . . . . . . . . . . . . . . . .9

ARTICLE IV - COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . .9

     Section 1.     Executive Committee. . . . . . . . . . . . . . . . . .9
     Section 2.     Audit Committee. . . . . . . . . . . . . . . . . . . .9
     Section 3.     Organization/Compensation Committee. . . . . . . . . 10
     Section 4.     Nominating Committee . . . . . . . . . . . . . . . . 10
     Section 5.     Finance Committee. . . . . . . . . . . . . . . . . . 10
     Section 6.     Other Committees . . . . . . . . . . . . . . . . . . 10
     Section 7.     Committee Meetings . . . . . . . . . . . . . . . . . 10

ARTICLE V - ADVISORY DIRECTORS . . . . . . . . . . . . . . . . . . . . . 11

     Section 1.     Invitations to Non-Directors
                      to Attend Meetings of Board of Directors . . . . . 11
     Section 2.     Designation of Persons as Advisory Directors . . . . 11
     Section 3.     Role of Advisory Directors . . . . . . . . . . . . . 11
     Section 4.     Limitation of Liability of Advisory Directors. . . . 11
     Section 5.     Compensation . . . . . . . . . . . . . . . . . . . . 11
     Section 6.     Termination of Status as Advisory Director . . . . . 11

ARTICLE VI - OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . 12

     Section 1 (a) Central Staff.. . . . . . . . . . . . . . . . . . . . 12
               (b) Divisional Officers . . . . . . . . . . . . . . . . . 12
     Section 2.     Chairman of the Board. . . . . . . . . . . . . . . . 12
     Section 3.     President. . . . . . . . . . . . . . . . . . . . . . 12
     Section 4.     Chief Executive Officer. . . . . . . . . . . . . . . 13
     Section 5.     Chief Operating Officer. . . . . . . . . . . . . . . 13
     Section 6.     Vice Presidents. . . . . . . . . . . . . . . . . . . 13
     Section 7.     Secretary. . . . . . . . . . . . . . . . . . . . . . 13
     Section 8.     Treasurer. . . . . . . . . . . . . . . . . . . . . . 13
     Section 9.     Assistant Secretary and Assistant Treasurer. . . . . 14
     Section 10.    Other Officers . . . . . . . . . . . . . . . . . . . 14

ARTICLE VII - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . 14

     Section 1.     Indemnification in Action by Third Party . . . . . . 14
     Section 2.     Indemnification in Action by or in
                       Right of the Corporation. . . . . . . . . . . . . 14
     Section 3.     Expenses . . . . . . . . . . . . . . . . . . . . . . 15
     Section 4.     Authorization of Indemnification.. . . . . . . . . . 15
     Section 5.     Advances . . . . . . . . . . . . . . . . . . . . . . 16
     Section 6.     Other Indemnification Agreements . . . . . . . . . . 16
     Section 7.     Insurance. . . . . . . . . . . . . . . . . . . . . . 17

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     Section 8.     Constituent Corporation. . . . . . . . . . . . . . . 17
     Section 9.     Partial Indemnification. . . . . . . . . . . . . . . 17
     Section 10.    Savings Clause . . . . . . . . . . . . . . . . . . . 17
     Section 11.    Definitions. . . . . . . . . . . . . . . . . . . . . 17
     Section 12.    Construction . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VIII - SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . 18

     Section 1.     Subsidiaries . . . . . . . . . . . . . . . . . . . . 18
     Section 2.     Subsidiary Officers Not Executive Officers . . . . . 18

ARTICLE IX - CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . . 19

     Section 1.     Form . . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 2.     Facsimile Signature. . . . . . . . . . . . . . . . . 19
     Section 3.     Lost Certificates. . . . . . . . . . . . . . . . . . 19
     Section 4.     Transfers of Stock . . . . . . . . . . . . . . . . . 19
     Section 5.     Fixing of Record Date by Board . . . . . . . . . . . 19
     Section 6.     Provision for Record Date in the Absence
                      of Board Action  . . . . . . . . . . . . . . . . . 20
     Section 7.     Adjournments . . . . . . . . . . . . . . . . . . . . 20
     Section 8.     Registered Shareholders. . . . . . . . . . . . . . . 20

ARTICLE X - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . 20

     Section 1.     Dividends. . . . . . . . . . . . . . . . . . . . . . 20
     Section 2.     Reserves . . . . . . . . . . . . . . . . . . . . . . 21
     Section 3.     Checks . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 4.     Fiscal Year. . . . . . . . . . . . . . . . . . . . . 21
     Section 5.     Seal . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 6.     Written Waiver of Notice . . . . . . . . . . . . . . 21

ARTICLE XI - AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 21

















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                                  BYLAWS

                                    OF

                     THE COLONEL'S INTERNATIONAL, INC.


                                 ARTICLE I

                                  OFFICES

     SECTION 1. REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation shall be in the County of Monroe, State of Michigan. The name of its registered agent at such address is 620 South Platt Road, Milan, Michigan 48160.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such places, both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the State of Michigan.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at a time and place so designated by a majority vote of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting, specifying the date, time and location of the meeting, shall be given personally or by mail at least ten (10) and not more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat who shall have furnished a written address to the Secretary of the Corporation for such purpose. Notice of any meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of



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the meeting or the transaction of any business because the meeting is not lawfully called or convened.


     SECTION 4. BUSINESS CONDUCTED AT ANNUAL MEETINGS. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures hereinafter set forth in this Section 4; PROVIDED, HOWEVER, that nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedures.

     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with all applicable requirements of Securities and Exchange Commission Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended from time to time. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty
(30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the shareholder proposing such business, (iii) the class and/or series and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information as may be required by Rule 14a-8.

     For purposes of these Bylaws, notice of any shareholder meeting shall be deemed to first be given to shareholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.


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     SECTION 5.     SHAREHOLDER LIST. The officer or agent who has charge
of the stock ledger or stock transfer books of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be produced at the meeting and be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting.

     SECTION 6.     SPECIAL MEETINGS.

          (a) Special meetings of the shareholders for any purpose or purposes may be called by the Board of Directors, or a committee of the Board of Directors empowered to call special meetings. Special meetings shall not be called by shareholders, except: (i) in accordance with Section 403 of the Michigan Business Corporation Act, or (ii) upon the approval of the Board of Directors after a shareholder has submitted a written request for a special meeting in accordance with (b), immediately below.

          (b) A shareholder may submit a written request to the Secretary of the Corporation to call a special meeting of shareholders, which written request shall contain (i) a brief description of the business desired to be brought before such special meeting and the reasons for conducting such business at a special meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and/or series and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest to the shareholder in such business.

     SECTION 7. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the date, time, place, and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat who shall have furnished a written address to the Secretary of the Corporation for such purpose, not less than ten (10) nor more than sixty
(60) days before the date fixed for the meeting. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

     SECTION 8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. No notice of the date, time and place of adjourned meetings need be given, provided that the time and place to which the meeting is adjourned is announced at the meeting and at the

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adjourned meeting only business is transacted as might have been transacted at the original meeting.

     Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

     SECTION 9. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, or the amendment of the Articles of Incorporation or these Bylaws, unless the question is one upon which by express provision of statute or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Election of directors shall be by ballot, and directors shall be elected by a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     SECTION 10. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class or series of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains. No proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     SECTION 11. CHAIRMAN AND SECRETARY OF THE MEETINGS. Meetings of the shareholders shall be presided over by the Chairman of the Board or such executive officer of the Corporation that he may designate, or in his absence, by the President, or in his absence, by such officer as has been designated by the Board of Directors, or if none of the foregoing officers is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, such officer as has been designated by the

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Board of Directors, or if none of the foregoing officers is present, such person as is chosen at the meeting by the person presiding thereat, shall act as Secretary of the meeting.

     SECTION 12. CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting. Upon his so doing, the meeting is immediately adjourned.

          (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

          (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy in accordance with these Bylaws and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

     SECTION 13. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the chairman of the meeting, may appoint, at or prior to any meeting of shareholders, two (2) persons (who may be employees of the Corporation other than directors or candidates for the office of director) to serve as inspectors of election. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. SHAREHOLDER ACTION WITHOUT MEETING. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without notice, and without

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vote, provided that: (i) written consents setting forth the action to be taken are signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) such action is ratified in advance by the Board of Directors.


                                ARTICLE III

                                 DIRECTORS

     SECTION 1. Members of the Board of Directors of the Corporation shall be selected, replaced, and removed as follows:

          (a) NUMBER OF DIRECTORS. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least fifty percent (50%) of the entire Board of Directors but shall not be less than five (5), nor more than fifteen (15).

          (b) CLASSIFICATION. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividend or upon liquidation, shall be divided into three (3) classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          (c) NOMINATIONS OF DIRECTOR CANDIDATES.

               (i) Nominations of candidates for election for directors of the Corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting, as provided in (ii) and (iii), immediately below.

               (ii) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than thirty
          (30) days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange

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          Commissions, to be included in the Corporation's proxy statements soliciting proxies for his election as a director.

               (iii) Any shareholder who intends to make a nomination at the Election Meeting shall deliver a timely notice to the Secretary of the Corporation setting forth (A) the name, age, business address, and residence address of each nominee proposed in such notice; (B) the principal occupation or employment of each such nominee; (C) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; (D) a statement that the nominee is willing to be nominated; and (E) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty (40) days nor more than sixty (60) days prior to the Election Meeting as originally scheduled; PROVIDED HOWEVER, that in the event that less than fifty (50) days' notice or prior public disclosures of the date of the Election Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Election Meeting was mailed or such public disclosure was made.

               (iv) If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

          (d) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Serial Preferred Stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification, or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office, whether or not a quorum. Each director chosen to fill a newly created directorship shall hold office until the next election of directors by the shareholders. Each director chosen to fill a vacancy shall hold office for the unexpired term of the director whose place he is taking. When the number of directors is changed, any newly created or eliminated directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Notwithstanding the foregoing, if the holders of any class or series of Preferred Stock are entitled to elect one or more directors

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     to the exclusion of other shareholders, vacancies of that class or series may be filled only by one of the following: (i) by a majority vote of the directors elected by the holders of that class or series then in office, whether or not those directors constitute a quorum of the Board of Directors, or (ii) by the holders of shares of that class or series.

          (e) REMOVAL. Subject to the rights of the holders of any class or series of Preferred Stock, the holders of a majority of the shares entitled to vote for the election of directors may remove one or more of the directors with or without cause. Notwithstanding the foregoing, if the holders of any class or series of Preferred Stock are entitled to elect directors to the exclusion of the other shareholders, directors elected by such class or series shall only be removed by a majority of the shares of such class or series.

     SECTION 2. POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of the Corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 4. PLACES OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 5. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each Board of Directors having a newly elected class of directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 7. SPECIAL MEETINGS. Subject to the provisions of Section 12 of this Article III, special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or Secretary or by any two
(2) directors on one (1) day's notice to each director.

     SECTION 8. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     SECTION 9. QUORUM. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or committee.

     SECTION 11. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 12. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telecopy. Notwithstanding the foregoing, notice shall also be given by telegram or telecopy if the date of the meeting to which such notice relates is within three (3) days of the date that such notice is given.

     SECTION 13. WAIVER OF NOTICE. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.


                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee whose membership shall consist of the Chairman and/or President and such number of other directors (not less than four
(4)) as a majority of the entire Board of Directors may deem advisable from time to time to serve during the pleasure of the board. One of the members of the committee shall be designated the chairman thereof by the Board of Directors. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Executive Committee shall have and may exercise the powers of the board in the management of the business and affairs of the Corporation, except the power to change the membership or to fill vacancies in the board or the Committee, the power to amend, add to, rescind, or repeal the Bylaws of the Corporation and any other powers that, under Michigan law, may not be delegated to it by the Board of Directors. The board shall have the power at any time to change the membership of the Executive Committee (subject to the requirement that the Chairman and/or the President of the Corporation be a member thereof) and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

     SECTION 2. AUDIT COMMITTEE. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the Corporation and its subsidiaries to be made by the Corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries; and report to the Board of Directors at least once each calendar year.

     SECTION 3. ORGANIZATION/COMPENSATION COMMITTEE. The Organization/Compensation Committee, if there be one, shall review the organizational structure and the personnel policies, plans, and programs of the Corporation, including individual salaries of executive officers, and submit recommendations to the Chief Executive Officer and Board of Directors. The Organization/ Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for non employee directors.

     SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates and to recommend to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the Corporation.

     SECTION 5. FINANCE COMMITTEE. The Finance Committee, if there be one, shall review the capital structure and needs of the Corporation and shall examine acquisition data and submit recommendations to the Board of Directors. The Finance Committee shall also review the Corporation's employee benefit plans and insurance program.

     SECTION 6. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them. Unless the Board shall otherwise provide, a majority of any such Committee may determine its action and fix the time and place of its meetings. The board shall have power at anytime to change the members of any such Committee, to fill vacancies, and to discharge any such Committee.

     SECTION 7. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram, telecopy or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

                                 ARTICLE V

                            ADVISORY DIRECTORS

     SECTION 1. INVITATIONS TO NON-DIRECTORS TO ATTEND MEETINGS OF BOARD OF DIRECTORS. The President or the Chairman of the Board, if any, may from time to time invite one or more non-directors to attend meetings of the Board of Directors for the purpose of (i) consulting with the officers and directors of the Corporation; and (ii) providing guidance (but not direction) concerning the management and operation of the business of the Corporation.

     SECTION 2. DESIGNATION OF PERSONS AS ADVISORY DIRECTORS. To the extent that the Board of Directors desires one or more persons to regularly attend meetings of the Board of Directors, the Board of Directors may confer upon any such person the honorary title of "advisory director." Any person designated as an advisory director may be invited to attend any meeting of the Board of Directors of this Corporation or any Committee meeting of this Board of Directors by the President or the Chairman of the Board, if any, without further action by this Board of Directors.

     SECTION 3. ROLE OF ADVISORY DIRECTORS. The business of the Corporation shall remain solely under the direction of the Board of Directors, and any persons designated as advisory directors shall not by virtue of their designation as advisory directors or by virtue of their willingness to provide consultation to the Corporation be deemed to have undertaken any duty to the Corporation or its shareholders.

     SECTION 4. LIMITATION OF LIABILITY OF ADVISORY DIRECTORS. Any person designated as an advisory director by the Board of Directors shall be wholly immune from liability to the Corporation and its shareholders by reason of his service as an advisory director. If, notwithstanding the foregoing, a claim should ever be asserted against any such advisory director by or on behalf of the Corporation or any shareholders or otherwise, the advisory director shall, in addition to the foregoing limitation of liability, also be entitled to the protection of Section 18 of the Corporation's Certificate of Incorporation, Article VII of the bylaws of this Corporation, and to the protection of any other indemnification or limitation of liability provisions that may exist from time to time with respect to members of the Board of Directors, either in the Certificate of Incorporation, Bylaws, minutes, agreements, or other documents of the Corporation or applicable law.

     SECTION 5. COMPENSATION. Advisory directors shall be compensated in such manner and in such amounts as the Board of Directors shall determine.

     SECTION 6. TERMINATION OF STATUS AS ADVISORY DIRECTOR. The Board of Directors may terminate the status as an advisory director of any person so designated at any time without any liability or obligation to such person whatsoever; PROVIDED, HOWEVER, that the obligation of the Corporation to indemnify the advisory director as provided in Section 4 above and as provided in any indemnification agreement between the Corporation and the advisory director, and the obligation of the Corporation to pay the advisory director the full amount of compensation earned by such advisory director through the date of termination as provided in Section 5 above, shall continue notwithstanding any termination of status as an advisory director.

                                ARTICLE VI

                                 OFFICERS

     SECTION 1.

          (a) CENTRAL STAFF. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders. The Board of Directors may also appoint such other officers as they may deem necessary. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office may be made by the Board of Directors at any later meeting. The board may remove any officer from any office at any time with or without cause. Unless removed by the board, each officer shall hold office for one
     (1) year and until their respective successor shall have been elected and qualified. Any two (2) of the above offices, except those of the President and Vice President may be held by the same person.

          (b) DIVISIONAL OFFICERS. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

     SECTION 2. CHAIRMAN OF THE BOARD. There shall be elected a Chairman of the Board, who shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholder meetings, and shall have such other duties and powers as may be imposed or given by the Board of Directors.

     SECTION 3. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In the absence of the Chairman of the Board or his designee or if no Chairman is elected, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The President shall be an ex officio voting member of all standing committees designated by the Board of Directors except the Audit Committee.

     SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to his duties as Chairman of the Board or President as the case may be, shall have final authority, subject to the control of the Board of

Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend, or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation, other than the officers appointed by the board, as he may deem necessary.

     SECTION 5. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control, and supervision over the administration and operations of the Corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

     SECTION 6. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the board shall prescribe.

     SECTION 7. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and of the Executive Committee, and shall preserve in the books of the Corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the Corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. He shall give all notices required or appropriate pursuant to statute, bylaws, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

     SECTION 8. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the Corporation in depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall deliver to the Chief Executive Officer of the Corporation, and shall keep in force, a bond in form, amount, and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 9. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability, or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

     SECTION 10. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors pursuant to Paragraph (a) of
Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to Paragraph (b) of Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VII

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION IN ACTION BY THIRD PARTY. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. INDEMNIFICATION IN ACTION BY OR IN RIGHT OF THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or, is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.

     SECTION 3. EXPENSES. To the extent that a person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

     SECTION 4.     AUTHORIZATION OF INDEMNIFICATION.

          (a) An indemnification under Sections 1 or 2 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

          (1) By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (2) If a quorum cannot be obtained under Subsection (1) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

               (A) By the Board or its committee in the manner prescribed in Subsections (1) or (2) above.

               (B) If a quorum of the Board cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the Board.

          (4) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b) In the designation of a committee under Subsection (a)(2) or in the selection of independent legal counsel under Subsection
     (a)(3)(B), all directors may participate.

          (c) If a person is entitled to indemnification under Sections 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 5. ADVANCES. The corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if all of the following apply:

          (a) The person furnishes the corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

          (b) The person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct.

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking required by Subsection (b) above must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in
Section 4 of this Article.

     SECTION 6. OTHER INDEMNIFICATION AGREEMENTS. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

     SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article.

     SECTION 8. CONSTITUENT CORPORATION. For the purposes of this Article, references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     SECTION 9. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, executive officer, or other person whose indemnification is authorized by the Board of Directors as to expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 11. DEFINITIONS. For the purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee, or agent of the Corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

     SECTION 12. CONSTRUCTION. It is the intent of this Article VI to grant to the directors and executive officers of the Corporation (and such other persons as the Board of Directors may designate) the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time, and this Article shall be liberally construed to give effect to such intent. The Corporation further intends, acknowledges, and agrees that all of the Corporation's directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article VI, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any such director or executive officer with the written consent of such person.


                               ARTICLE VIII

                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary Corporation, or for any amendments to the charter or bylaws of any such subsidiary Corporation, or for the liquidation, merger, or sale of assets of any such subsidiary Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary Corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary Corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary Corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

     SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary Corporation, shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary Corporation, unless he shall also be a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                                ARTICLE IX

                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When

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
authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders shall not precede the date upon which the resolution fixing the record date is adopted, and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. The record date for determining the shareholders entitled to consent to corporate action in writing without a meeting shall not precede the date upon which the resolution fixing the record date is adopted, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted. The record date for determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any changes, conversion, or exchange of stock, or for the purpose of any other lawful action shall not precede the date upon which the resolution fixing the record date is adopted, and shall not be more than sixty (60) days prior to such action. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock.

     SECTION 6. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day

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next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

     SECTION 7. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

     SECTION 8. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.


                                 ARTICLE X

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

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     SECTION 4.     FISCAL YEAR. The fiscal year of the Corporation shall
be fixed by resolution of the Board of Directors.

     SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6. WRITTEN WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                ARTICLE XI

                                AMENDMENTS

          These Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted by, the Board of Directors, PROVIDED, HOWEVER, that notice of such alteration, amendment, repeal, or adoption of new Bylaws, be contained in the notice of such meeting of the Board of Directors. Except as otherwise required by statute, the Articles of Incorporation, or these Bylaws, these Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted by, the Shareholders upon the affirmative vote of at least 66 2/3 percent of the total voting power of all shares of stock entitled to vote, voting together as a single class.




















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